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                                 EXHIBIT 23.1

                    Consent of Independent Accountants






We consent to the incorporation by reference in the registration statement of Conductus, Inc. on Form S-8 (File Registration No. 333-_______________) of our report dated February 7, 1997, on our audits of the consolidated financial statements and financial statement schedules of Conductus, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.



    /s/ Coopers & Lybrand  LLP



San Jose, California
November 25, 1997